Exhibit 10.11(b)

SECOND AMENDMENT

This Second Amendment (the “Amendment”) is made and entered into this 6th day of March, 2012, by and among NuGlow Cosmaceuticals, LLC (“NuGlow”), Camden Street Partners, LLC (“Camden”) and Helix BioMedix, Inc. (“HXBM”) and amends that certain Amended and Restated Operating Agreement of NuGlow Cosmaceuticals, LLC dated July 1, 2010 by and among NuGlow, Camden and HXBM, as amended (the “LLC Agreement”).

1.	Consent/Amendment.

(a)           Pursuant to Section 5.5 of the LLC Agreement, HXBM hereby consents to the payment to Steven Sheiner of $5,000 per month in his capacity and as consideration for his services as an employee of NuGlow commencing March 1, 2012.

(b)           In consideration of the foregoing, HXBM’s purchase option described in Section 9.9(a) of the LLC Agreement shall hereby be extended until the seventh anniversary of the date of the LLC Agreement.

2.	Force and Effect.

The remainder of the LLC Agreement is not amended hereby and shall remain in full force and effect.  The parties hereby ratify and confirm the terms and conditions of the LLC Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the date first set forth above.

NUGLOW COSMACEUTICALS, LLC

By:	/s/ Steven Sheiner
Name: Steven Sheiner
Title: Managing Member of Camden Street Partners, LLC, its Manager

CAMDEN STREET PARTNERS, LLC

By:	/s/ Steven Sheiner
Name: Steven Sheiner
Title: Managing Member

HELIX BIOMEDIX, INC.

By:	/s/ R. Stephen Beatty
Name: R. Stephen Beatty
Title: President and Chief Executive Officer